UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 18, 2010
Omni Bio Pharmaceutical, Inc.
(Exact name of registrant as specified in its charter)

Colorado	000-52530	20-8097969

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5350 South Roslyn, Suite 430, Greenwood Village, CO	80111

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (303) 867-3415
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On August 18, 2010 (the “Effective Date”), Omni Bio Operating, Inc. (“Omni Bio”), a wholly-owned subsidiary of Omni Bio Pharmaceutical, Inc. (“Omni”) and the Regents of the University of Colorado (the “Regents”), a body corporate, contracting for and on behalf of the University of Colorado Denver (the “University”), entered into a Sponsored Research Agreement (“SRA”) whereby the University will perform studies “in vitro” and “in vivo” to determine the biological activity of Alpha-1 antitrypsin as an inhibitor of influenza. This SRA is being executed pursuant to an Exclusive License Agreement between Omni Bio and the Regents in the field of use for the treatment of viral infections.
The SRA will terminate on August 17, 2012 unless extended or renewed in writing by both Omni Bio and the Regents, or otherwise terminated prior to August 17, 2012 in accordance with the terms of the SRA. Omni Bio is obligated to make payments to the University of approximately $440,000 over a two-year period, with the first payment of approximately $55,000 due on the Effective Date and subsequent payments of approximately $55,000 due upon receipt of invoices from the University issued quarterly commencing on November 18, 2010.
All rights to intellectual property developed in connection with the SRA (the “Intellectual Property”) will belong to the University and the University will have the right to obtain patent protections on such Intellectual Property. In accordance with the terms of the SRA, the University grants to Omni Bio an option to acquire an exclusive, worldwide, royalty-bearing license of any of the Intellectual Property, subject to certain conditions and exceptions.
The foregoing summary does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the SRA that is being filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
On August 24, 2010, Omni issued a press release announcing the execution of the SRA and other matters. A copy of the press release is furnished herewith as Exhibit 99.1.
In accordance with General Instruction B.2 of Form 8-K, the information in this Item shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

10.1	Sponsored Research Agreement dated August 18, 2010 by and between Omni Bio Operating, Inc. and the Regents of the University of Colorado

99.1	Press Release of Omni Bio Pharmaceutical, Inc. dated August 24, 2010

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Omni Bio Pharmaceutical, Inc.

Date: August 24, 2010

	By:	/s/ Robert C. Ogden
Robert C. Ogden
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Sponsored Research Agreement dated August 18, 2010 by and between Omni Bio Operating, Inc. and the Regents of the University of Colorado

99.1	Press Release of Omni Bio Pharmaceutical, Inc. dated August 24, 2010.

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